UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2010 (January 14, 2010)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code (615) 665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3

Item 2.02 Results of Operations and Financial Condition.
The information set forth below under Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.02.
Item 2.06 Material Impairments.
On January 14, 2010, Vanguard Health Systems, Inc. (“Vanguard”) determined that the remaining $43.1 million of goodwill associated with its two Chicago hospitals was impaired based upon the results of an interim goodwill impairment test. Vanguard’s Chicago hospitals have experienced deteriorating economic factors that have negatively impacted their results of operations and cash flows. While various initiatives mitigated the impact of these economic factors in previous quarters, the operating results of the Chicago hospitals have not improved to the level anticipated.
After having the opportunity to evaluate the operating results of the Chicago hospitals for the first six months of fiscal year 2010 and to reassess the market trends and economic factors, Vanguard concluded that it was unlikely that previously projected future cash flows for these hospitals would be achieved. Vanguard performed an interim goodwill impairment test for this reporting unit utilizing revised projected future cash flows, market participant data and appraisal information. Based upon this analysis, Vanguard determined that all of the goodwill related to this reporting unit was impaired. Vanguard will record the $43.1 million ($31.8 million net of taxes) non-cash impairment loss in its condensed consolidated statement of operations for the quarter ended December 31, 2009.
Item 7.01 Regulation FD Disclosure.
In connection with the Notes Offering (as defined in Item 8.01) Vanguard is disclosing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1. This information, some of which has not been previously reported (including certain supplemental and revised disclosure regarding Vanguard’s business, such as recent developments, risk factors, and description of the business), is excerpted from the Confidential Offering Memorandum dated January 19, 2010 that is being circulated in connection with the Notes Offering described in Item 8.01.
This information includes certain unaudited preliminary financial information and operating data for Vanguard’s second quarter and six-month period ended December 31, 2009 for informational purposes for interested investors and certain unaudited preliminary supplementary financial information related thereto required by Regulation G (collectively, the “Preliminary Financial Information and Operating Data”), which is set forth in Exhibit 99.1, attached hereto and incorporated herein by reference. The Preliminary Financial Information and Operating Data is subject to adjustment in Vanguard’s full second quarter earnings release. Vanguard intends to issue the full financial earnings release after market close on Monday, February 8, 2010 and to hold a conference call/webcast to discuss the quarterly and year-to-date results on Tuesday, February 9, 2010, at 11:00 am EST.
The Preliminary Financial Information and Operating Data contains a non-GAAP financial measure, Adjusted EBITDA. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Vanguard has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure to Adjusted EBITDA, net loss attributable to Vanguard Health Systems, Inc. stockholders, in the Preliminary Financial Information and Operating Data.
Vanguard defines Adjusted EBITDA as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding losses on investments, impairment losses, debt extinguishment costs and discontinued operations, net of taxes. Monitoring fees and expenses represent fees and reimbursed expenses paid to affiliates of The Blackstone Group and Metalmark Subadvisor LLC for advisory and oversight services. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow statement data determined in accordance with GAAP. Adjusted EBITDA, as presented by Vanguard, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.
Management believes that Adjusted EBITDA provides useful information about Vanguard’s financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company’s operating performance compared to that of other companies in the healthcare industry, a company’s leverage capacity and its ability to meet its debt service. Adjusted EBITDA eliminates the uneven effects of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of a company’s operating performance. Adjusted EBITDA is also used by Vanguard’s management to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to its operating businesses and assessing their performance, both internally and relative to Vanguard’s peers, as well as to evaluate the performance of Vanguard’s operating management teams.
A limitation of Adjusted EBITDA, however, is that it does not reflect the periodic cost of certain capitalized assets that Vanguard uses to generate its revenues. Vanguard evaluates these costs through other financial measures such as capital expenditures. Adjusted EBITDA also does not reflect income net of interest expense, which is a significant expense because of Vanguard’s substantial indebtedness. Despite these limitations, management believes that Adjusted EBITDA, as an operating performance measure, and not as a liquidity measure, provides investors and analysts with a useful measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. Finally, management believes it is useful to investors to provide them with disclosure of Vanguard’s operating results using the same key financial metric as that used by management.
Item 8.01 Other Events.
On January 14, 2010, Vanguard announced that its wholly-owned subsidiaries Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Health Holding Company I, LLC (“VHS Holdco I”) have commenced cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) for (i) any and all of the $575.0 million aggregate principal amount of 9% Senior Subordinated Notes due 2014 (the “9% Notes”) co-issued by VHS Holdco II and Vanguard Holding Company II, Inc. (“VHS Holdco II Inc.”) and (ii) any and all of the $216.0 million aggregate principal amount at maturity of 11.25% Senior Discount Notes due 2015 (the “11.25% Notes”) co-issued by VHS Holdco I and Vanguard Holding Company I, Inc. A copy of the press release, dated January 14, 2010, announcing the commencement of the Tender Offers is attached as Exhibit 99.2 and is incorporated herein by this reference.

Also, on January 14, 2010, Vanguard announced that VHS Holdco II and VHS Holdco II Inc. (collectively, the “Issuers”), plan to issue an aggregate principal amount of up to $1.0 billion of senior notes due 2018 (the “Notes”) in a private placement (“Notes Offering”). In conjunction with the closing of the Notes Offering: (a) VHS Holdco II expects to consummate its cash tender offer and consent solicitation, as described above in this Current Report on Form 8-K, for any and all of the outstanding $575.0 million aggregate principal amount of the 9% Notes, (b) VHS Holdco I expects to consummate its cash tender offer and consent solicitation, as described above in this report, for any and all of the outstanding 11.25% Notes and (c) VHS Holdco II expects to terminate its existing senior secured credit facilities and enter into a new $765.0 million term loan maturing in January 2016 (the “New Term Loan Facility”) and a new $260.0 million revolving credit facility maturing in January 2015 (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Credit Facilities”). The Notes Offering, the refinancing of the existing senior secured credit facilities with the entry into the New Credit Facilities, the consummation of the Tender Offers and the application of the net proceeds from the Notes Offering and the New Term Loan Facility comprises a comprehensive refinancing plan for Vanguard. The Issuers intend to use the net proceeds from the Notes Offering, together with cash on hand, to fund the Tender Offers, to pay a distribution or dividend to Vanguard’s Stockholders or a redemption of securities held by Vanguard’s existing stockholders, in the amount of $300.0 million, and to pay related fees and expenses. A copy of the press release, dated January 14, 2010, announcing the commencement of Vanguard’s comprehensive refinancing plan (the “Refinancing”) is attached as Exhibit 99.3 and is incorporated herein by this reference.
The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act of 1933, as amended, provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.	The exhibits filed as part of this Current Report on Form 8-K are listed in the Exhibit Index which is located at the end of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 19, 2010	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

	BY:	/s/ Gary D. Willis Gary D. Willis
Senior Vice President & Chief Accounting Officer

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplemental and revised excerpts from the Confidential Offering Memorandum dated January 19, 2010.

99.2	Press Release of Vanguard Health Systems, Inc. dated January 14, 2010 announcing certain debt tender offers and consent solicitations.

99.3	Press Release of Vanguard Health Systems, Inc. dated January 14, 2010 announcing a comprehensive refinancing plan.